Exhibit 99.1

Park Parent 2017 Omnibus Incentive Plan

In connection with the spin-off, we intend to adopt a new omnibus incentive plan (the “Omnibus Incentive Plan”) as a means to attract and retain key personnel and to provide a means for key personnel to receive shares and other forms of incentive compensation. The Omnibus Incentive Plan will be administered by the compensation committee of our board of directors (the “Board”), or any other committee designated by the Board (the “Committee”). The Committee will have the sole authority to administer the Omnibus Incentive Plan, including determining the terms and conditions of all awards, and the authority to interpret any provision of the Omnibus Incentive Plan or any award agreement, and to make any other determinations necessary or desirable for the administration of the Omnibus Incentive Plan.

Shares Subject to the Omnibus Incentive Plan

The total number of shares of common stock that may be issued under the Omnibus Incentive Plan is 8,000,000 (of which 8,000,000 may be granted as incentive stock options). The Omnibus Incentive Plan also contains limits on the size of awards to individuals in a single fiscal year, as follows:

•	The maximum number of shares that may be granted as options or stock appreciation rights to one person in a fiscal year is 1,500,000;

•	With respect to share-based performance compensation awards granted to an individual in a single fiscal year, the maximum number of shares is 1,500,000 (and, if the award is settled in cash, the maximum amount may not exceed the fair market value of 1,500,000 shares on the last day of the performance period); and

•	With respect to cash-based performance compensation awards granted to an individual in a fiscal year, the maximum amount is $10,000,000.

In general, if awards are forfeited, settled in cash, or otherwise settled without delivery of shares, the undelivered shares will again be available for grant under the Omnibus Incentive Plan (unless stockholder approval would be required under any stock exchange rules). In connection with an acquisition of or combination with another entity, we may grant substitute awards under the Omnibus Incentive Plan, which will not be counted against the limits described above (other than any substitute awards granted in the form of incentive stock options). The Omnibus Incentive Plan will expire on the tenth anniversary of its effective date, although awards granted prior to that date may continue after that date. Stock options and stock appreciation rights granted under the Omnibus Incentive Plan will expire on the date determined by the Committee, which will not be later than the tenth anniversary of the date of grant.

Types of Awards

We may grant stock options, stock appreciation rights, restricted stock units, restricted shares, and other cash and equity-based awards (including LTIP units in any of our subsidiaries) under the Omnibus Incentive Plan on such terms as may be determined by the Committee consistent with the terms of the Omnibus Incentive Plan. Unless otherwise specified by the Committee, if a participant’s employment is terminated by us without cause or due to death or disability during the 12-month period following a “Change in Control” (as defined in the Omnibus Incentive Plan), all outstanding time-vesting stock-based awards will become fully vested as of that date, and all outstanding performance-vesting awards will vest based on actual performance through the date of termination (unless actual performance cannot be reasonably assessed, in which case performance-vesting awards will vest at target). Holders of awards of restricted stock units (other than restricted stock units that we subject to performance-vesting conditions) will generally be entitled to dividends, dividend equivalents or similar payments upon payment by us of dividends to holders of shares of our common stock. In addition, the Committee may also provide for the payment of dividends, dividend equivalents or similar payments in respect of awards, other than restricted stock units, on such terms and conditions determined by the Committee.

The exercise price applicable to stock options and stock appreciation rights must be at least equal to the fair market value of our stock on the date of grant (other than in the case of substitute awards granted in connection with an acquisition or business combination), and stock options and stock appreciation rights may not be repriced or replaced with new awards without stockholder consent.

The Committee may designate any award as a “performance compensation award” intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The performance criteria, performance levels, and performance periods will be established by the Committee in its sole discretion, except that eligible performance criteria are limited to those set forth in the Omnibus Incentive Plan, and performance criteria must be established and may only be modified in accordance with Section 162(m) of the Code and the terms of the Omnibus Incentive Plan.

Awards granted under the Omnibus Incentive Plan are not transferable or assignable by a participant other than by will or by the laws of descent and distribution (unless specifically required pursuant to a domestic relations order or by applicable law).

Effect of Certain Events on Omnibus Incentive Plan and Awards

In the event of a Change in Control or a dividend, stock split, merger, or other corporate transaction affecting our shares, including any internal reorganization, if the Committee, in its sole discretion, determines an adjustment is necessary or appropriate (such event, an “adjustment event”), the Committee must make any such adjustments in such manner as it deems equitable, including adjustments to:

•	any limit to the number of shares that may be granted under the Omnibus Incentive Plan;

•	the number and kind (if applicable) of shares of common stock or other of our securities that may be issued in respect of awards under the Omnibus Incentive Plan; and

•	the terms of any outstanding award, including (i) the number and kind of shares of common stock or other of our securities subject to outstanding awards, (ii) the applicable exercise or strike price, or (iii) any applicable performance measures.

In addition, except as may otherwise be provided in an award agreement, in connection with an adjustment event, the Committee may, in its sole discretion, provide for any one or more of the following:

•	substitution, assumption, accelerated vesting or exercisability, or termination of, or lapse of restrictions on, awards, or providing for a period of exercisability prior to the occurrence of such event;

•	cancellation of outstanding awards and the payment of the value of such awards, if any, to holders of any such awards, as determined by the Committee; and

•	conversion or replacement of any unvested awards as of the occurrence of such event, into awards subject to continued vesting on the same terms as those applicable to the award prior to conversion or replacement.

Amendment and Termination of Omnibus Incentive Plan or Awards

The Board may amend or terminate the Omnibus Incentive Plan or any portion thereof at any time in its discretion. The Committee may also amend, terminate, or waive any conditions or rights under any particular award, both prospectively and retroactively, to the extent consistent with the terms of any applicable award agreement. Any amendment, alteration, suspension, discontinuance or termination of the Omnibus Incentive Plan or any award that would materially and adversely affect the rights of any participant or any holder or beneficiary of any award will not be effective without such individual’s consent.

However, we will need to receive stockholder approval in the event that any such amendment or termination would materially (i) modify the eligibility requirements for participation in the Omnibus Incentive Plan, or (ii) increase the number of securities that can be issued under the Omnibus Incentive Plan (with exceptions for certain adjustments laid out in the Omnibus Incentive Plan), or to the extent that stockholder approval is required for the amendment or termination by any regulatory or accounting rules.

Clawback/Repayment

All awards are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with both applicable law, as well as any clawback-related policy adopted by the Board or the Committee. If a participant engages in activity that is detrimental to us (including a material breach of any restrictive covenant or confidentiality obligation), the Committee may provide for the cancellation of any or all of such participant’s outstanding awards, and/or the forfeiture of any gain realized on the vesting or exercise of awards, and prompt repayment to us of any such gain. In the event that any participant receives an amount in excess of that which he or she should otherwise have received under the terms of such award for any reason, he or she will be required to repay to us any such excess amount.

Park Hotels & Resorts Inc. 2017 Stock Plan for Non-Employee Directors

In connection with the spin-off, we intend to adopt a new non-employee director stock plan (the “Non-Employee Director Stock Plan”), as a means to attract and retain non-employee directors (“Non-Employee Directors”) to serve as members of our Board, and to provide a means for Non-Employee Directors to receive shares and other forms of incentive compensation.

The Non-Employee Director Stock Plan will be administered by the Committee. The Committee will have the authority to administer the Non-Employee Director Stock Plan, including determining the terms and conditions of all awards, and the authority to interpret any provision of the Non-Employee Director Stock Plan or any award agreement, and to make any other determinations necessary or desirable for the administration of the Non-Employee Director Stock Plan.

Shares Subject to the Non-Employee Director Stock Plan

The total number of shares of common stock that may be issued under the Non-Employee Director Stock Plan is 450,000, and the maximum number of shares of common stock that may be granted to a Non-Employee Director, together with any cash fees paid to such Non-Employee Director, during a single fiscal year may not exceed $1,000,000 in value.

In general, if awards are forfeited, settled in cash, or otherwise settled without delivery of shares, the undelivered shares will again be available for grant under the Non-Employee Director Stock Plan (unless stockholder approval would be required under any stock exchange rules). The Non-Employee Director Stock Plan will expire on the tenth anniversary of its effective date, although awards granted prior to that date may continue after that date. Stock options and stock appreciation rights granted under the Non-Employee Director Stock Plan will expire on the date determined by the Committee, which will not be later than the tenth anniversary of the date of grant.

Types of Awards

We may grant non-qualified stock options, stock appreciation rights, restricted stock units, restricted shares, and other equity-based awards (including LTIP units in any of our subsidiaries) under the Non-Employee Director Stock Plan consistent with the terms of the Non-Employee Director Stock Plan. In the event of a termination of a Non-Employee Director’s service for “Cause” (as defined in the Non-Employee Director Stock Plan), all outstanding vested and unvested stock options and stock appreciation rights will immediately expire. With respect to stock options and stock appreciation rights only, in the event of a termination due to death or “Disability” (as defined in the Non-Employee Director Stock Plan), all such awards will immediately become fully vested and exercisable, and remain as such for one year following such termination (but in no event longer than the end of the ten year period following the grant date of the award). Holders of awards of restricted stock units (other than restricted stock units that we subject to performance-vesting conditions) will generally be entitled to dividends, dividend equivalents or similar payments upon payment by us of dividends to holders of shares of our common stock. In addition, the Committee may also provide for the payment of dividends, dividend equivalents or similar payments in respect of awards, other than restricted stock units, on such terms and conditions determined by the Committee.

The exercise price applicable to stock options and stock appreciation rights must be at least equal to the fair market value of our stock on the date of grant (other than in the case of substitute awards granted in connection with an acquisition or business combination), and stock options and stock appreciation rights may not be repriced or replaced with new awards without shareholder approval.

Awards granted under the Non-Employee Director Stock Plan are not transferable or assignable by a participant other than by will or by the laws of descent and distribution (unless specifically required pursuant to a domestic relations order or by applicable law).

Effect of Certain Events on Non-Employee Director Stock Plan and Awards

In the event of a Change in Control (as defined in the Omnibus Incentive Plan) or a dividend, stock split, merger, or other corporate transaction affecting our shares, including any internal reorganization, if the Committee, in its sole discretion, determines an adjustment is necessary or appropriate (such event, an “adjustment event”), the Committee must make any such adjustments in such manner as it deems equitable, including adjustments to:

•	any limit to the number of shares that may be granted under the Non-Employee Director Stock Plan;

•	the number and kind (if applicable) of shares of common stock or other of our securities that may be issued in respect of awards under the Non-Employee Director Stock Plan; and

•	the terms of any outstanding award, including (i) the number and kind of shares of common stock or other of our securities subject to outstanding awards, or (ii) the applicable exercise or strike price.

In addition, except as may otherwise be provided in an award agreement, in connection with an adjustment event, the Committee may, in its sole discretion, provide for any one or more of the following:

•	substitution, assumption, accelerated vesting or exercisability, or termination of, or lapse of restrictions on, awards, or providing for a period of exercisability prior to the occurrence of such event;

•	cancellation of outstanding awards and the payment of the value of such awards, if any, to holders of any such awards, as determined by the Committee; and

•	conversion or replacement of any unvested awards as of the occurrence of such event, into awards subject to continued vesting on the same terms as those applicable to the award prior to conversion or replacement.

Amendment and Termination of Non-Employee Director Stock Plan or Awards

The Board may amend or terminate the Non-Employee Director Stock Plan or any portion thereof at any time in its discretion. The Committee may also amend, terminate, or waive any conditions or rights under any particular award, both prospectively and retroactively, to the extent consistent with the terms of any applicable award agreement. Any amendment, alteration, suspension, discontinuance or termination of the Non-Employee Director Stock Plan or any award that would materially and adversely affect the rights of any participant or any holder or beneficiary of any award will not be effective without such individual’s consent.

However, we will need to receive stockholder approval in the event that any such amendment or termination would materially (i) modify the eligibility requirements for participation in the Non-Employee Director Stock Plan, or (ii) increase the number of securities that can be issued under the Non-Employee Director Stock Plan (with exceptions for certain adjustments laid out in the Non-Employee Director Stock Plan), or to the extent that stockholder approval is required for the amendment or termination by any regulatory or accounting rules.

Clawback/Repayment

All awards are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with both applicable law, as well as any clawback-related policy adopted by the Board or the Committee. In the event that any Non-Employee Director receives an amount in excess of that which he or she should otherwise have received under the terms of such award for any reason, he or she will be required to repay to us any such excess amount.

Non-Qualified Deferred Compensation

Certain of our employees currently participate in a deferred compensation plan sponsored by a subsidiary of Hilton Parent. In connection with the spin-off, we intend to adopt a new deferred compensation plan, into which balances held by our employees under the Hilton Parent plan will be transferred. Following the spin-off, we do not expect any future deferrals will be made under this deferred compensation plan. Eligible employees are permitted to make individual investment elections with respect to transferred balances under the Executive Deferred Compensation Plan (“EDCP”) in notional funds selected by the plan administrator that will determine the rate of return on their deferral amounts. Participants may change their investment elections at any time, in accordance with the procedures adopted by the plan administrator. The EDCP does not provide any above-market returns or preferential earnings to participants, and the deferrals and their earnings are always 100% vested.

Generally, account balances will be distributed in accordance with the deferral election made by the participant. The participant must make two payout elections, one in the case of termination and one in the case of retirement. Participants may also elect to receive in-service distributions of such amounts at the time they make their deferral elections. In addition, upon a showing of financial hardship due to death, illness, accident or similar extraordinary or unforeseeable circumstances, an executive may be allowed to access funds in his or her deferred compensation account before he otherwise would have been eligible. Benefits can generally be received either as a lump sum payment or in installments over a period not to exceed 20 years in the case of retirement, 5 years in the case of termination and 5 years for in-service distributions. In the event of a “Change in Control” (as defined in the Omnibus Incentive Plan), 100% of the value of the eligible employee’s deferred compensation account will be distributed.

DESCRIPTION OF CAPITAL STOCK

The following description of certain terms of our common stock as it will be in effect upon completion of the spin-off is a summary and is qualified in its entirety by reference to our amended and restated certificate of incorporation and bylaws, as they will be in effect upon completion of the spin-off, forms of which are filed as exhibits to the registration statement of which this information statement forms a part, and by the General Corporation Law of the State of Delaware (the “DGCL”). See “Where You Can Find More Information.”

Under “Description of Capital Stock,” “we,” “us,” “our” and “our company” refer to Park Parent and not to any of its subsidiaries.

General

Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the DGCL. Our authorized capital stock consists of 6,000,000,000 shares of common stock, par value $0.01 per share, and 600,000,000 shares of preferred stock, par value $0.01 per share. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Common Stock

Subject to the provisions in our amended and restated certificate of incorporation regarding the restrictions on ownership and transfer of our stock discussed below under the caption “—Restrictions on Ownership and Transfer,” holders of shares of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors elected by our stockholders generally. The holders of our common stock do not have cumulative voting rights in the election of directors.

Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of our preferred stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive pro rata our remaining assets available for distribution. All shares of our common stock that will be outstanding at the time of the completion of the spin-off will be fully paid and non-assessable. The common stock will not be subject to further calls or assessment by us. Holders of our common stock do not have preemptive, subscription, redemption or conversion rights. There will be no redemption or sinking fund provisions applicable to the common stock. The rights, powers, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may authorize and issue in the future.

Preferred Stock

No shares of preferred stock will be issued or outstanding at the time of the completion of the spin-off. Our amended and restated certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by the holders of our common stock. Subject to the provisions of our amended and restated certificate of incorporation regarding the restrictions on ownership and transfer of our stock, our board of directors is able to determine, with respect to any series of preferred stock, the powers (including voting powers), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including, without limitation:

•	the designation of the series;

•	the number of shares of the series, which our board of directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption or repurchase rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

•	whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our common stock might believe to be in their best interests or in which the holders of our common stock might receive a premium over the market price of the common stock. Additionally, the issuance of preferred stock may adversely affect the rights of holders of our common stock by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse effect on the market price of our common stock.

Dividends

The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by its board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, remaining capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Declaration and payment of any dividend will be subject to the discretion of our board of directors.

Stockholder Meetings

Our amended and restated certificate of incorporation and bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by our board of directors. Our amended and restated bylaws provide that special meetings of the stockholders may be called only by or at the direction of the board of directors, the chairman of our board or our chief executive officer, upon the request of holders of not less than a majority of the total voting power of all the then outstanding shares of our capital stock, or, for so long as Blackstone and its affiliates continue to beneficially own at least 40 percent of the total voting power of all the then outstanding shares of our stock entitled to vote generally in the election of directors, Blackstone. For so long as Blackstone and its affiliates continue to beneficially own at least 40 percent of the total voting power of all the then outstanding shares of stock of our company entitled to vote generally in the election of directors, Blackstone’s consent is required for any amendment to this provision of our amended and restated bylaws. Upon the consummation of the Sale, we will amend and restate our charter to remove all provisions referencing Blackstone’s ownership of at least 40 percent of the total voting power of the then outstanding shares of our stock entitled to vote generally in the election of directors because Blackstone will then own less than 40 percent of such shares of our stock. This amended and restated charter will have been approved prior to the spin-off by the board of directors of Park Parent and its sole stockholder, and following the spin-off, no further board, stockholder or other corporate action will be required to approve the amended and restated charter to be adopted in connection with the Sale.

To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT for U.S. federal income tax purposes, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first taxable year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly, indirectly or through attribution, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year (other than the first taxable year for which an election to be a REIT has been made). In addition, if we or one or more owners of 10% or more of our stock actually or constructively own 10% or more of a tenant of ours or a tenant of any partnership in which we are a partner, the rent received by us either directly or through any such partnership from such tenant generally will not be qualifying income for purposes of the REIT gross income tests of the Code unless the tenant qualifies as a TRS, and the leased property is a “qualified lodging facility” operated by an “eligible independent contractor” under the Code.

An “eligible independent contractor” means, with respect to any “qualified lodging facility,” any “independent contractor” if, at the time such contractor enters into a management agreement to operate such qualified lodging facility, such contractor is actively engaged in the trade or business of operating qualified lodging facilities for any person who is not a related person with respect to us or our TRS lessees. An “independent contractor” means any person (i) who does not own, directly or indirectly, more than 35% of shares of our stock and (ii) if such person is a corporation, not more than 35% of the total combined voting power of whose stock (or 35% of the total shares of all classes of whose stock) or, if such person is not a corporation, not more than 35% of the interest in whose assets or net profits is owned, directly or indirectly, by one or more persons owning 35% or more of the shares of our stock, in each case, taking into account certain attribution rules. Since our stock will be regularly traded on an established securities market, only persons who own, directly or indirectly, more than 5% of the shares of our stock are taken into account as owning any of our shares for purposes of applying the 35% limitation in clause (ii) of the preceding sentence (but all of our outstanding shares are considered outstanding to compute the denominator for purpose of determining the applicable percentage of ownership).

To assist us in complying with the limitations on the concentration of ownership of our stock imposed by the Code, our amended and restated certificate of incorporation contains restrictions on the ownership and transfer of our stock. Subject to the exceptions described below, no person or entity (other than a person or entity that has been granted an exemption) may directly or indirectly, beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 4.9%, in value or by number of shares, whichever is more restrictive, of our outstanding common stock, or more than 4.9%, in value or by number of shares, whichever is more restrictive, of any outstanding class or series of our preferred stock. We refer to these restrictions, collectively, as the “ownership limit.” However, our amended and restated certificate of incorporation permits (but does not require) exemptions to the ownership limit to be made for stockholders provided that our board of directors determines that such exemptions will not jeopardize our qualification as a REIT. Our board of directors has granted exemptions from the ownership limit to certain entities affiliated with

Blackstone and to HNA. See “Certain Relationships and Related Party Transactions—Blackstone Waiver Letter Agreement” and “—HNA Waiver Letter Agreement.”

The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 4.9% of our outstanding common stock or 4.9% of any class or series of our preferred stock, or the acquisition of an interest in an entity that owns our stock, could, nevertheless, cause the acquiror or another individual or entity to own our stock in excess of the ownership limit.

Our board of directors may, upon receipt of certain representations and agreements and in its sole discretion, prospectively or retroactively, waive the ownership limit and may establish or increase a different limit on ownership, or excepted holder limit, for a particular stockholder if the stockholder’s ownership in excess of the ownership limit would not result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT (including, but not limited to, as a result of any “eligible independent contractor” that operates a “qualified lodging facility” (as such terms are defined in Section 856(d)(9)(A) and Section 856(d)(9)(D) of the Code, respectively) on behalf of our TRS lessees failing to qualify as such). As a condition of granting a waiver of the ownership limit or creating an excepted holder limit, our board of directors may, but is not required to, require an opinion of counsel or IRS ruling satisfactory to our board of directors as it may deem necessary or advisable to determine or ensure our status as a REIT and may impose such other conditions or restrictions as it deems appropriate.

In connection with granting a waiver of the ownership limit or creating or modifying an excepted holder limit, or at any other time, our board of directors may increase or decrease the ownership limit unless, after giving effect to any increased or decreased ownership limit, five or fewer persons could beneficially own, in the aggregate, more than 49.9% in value of the shares of our stock then outstanding or we would otherwise fail to qualify as a REIT (including, but not limited to, as a result of any “eligible independent contractor” that operates a “qualified lodging facility” (as such terms are defined in Section 856(d)(9)(A) and Section 856(d)(9)(D) of the Code, respectively) on behalf of our TRS lessees failing to qualify as such). A decreased ownership limit will not apply to any person or entity whose percentage of ownership of our stock is in excess of the decreased ownership limit until the person or entity’s ownership of our stock equals or falls below the decreased ownership limit, but any further acquisition of our stock will be subject to the decreased ownership limit.

Our amended and restated certificate of incorporation also prohibits:

•	any person from beneficially or constructively owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT;

•	any person from beneficially or constructively owning shares of our stock that would cause any hotel manager, including Hilton Parent, to fail to qualify as an “eligible independent contractor” that operates a “qualified lodging facility” (as such terms are defined in Section 856(d)(9)(A) and Section 856(d)(9)(D) of the Code, respectively) on behalf of our TRS lessees;

•	any person from transferring shares of our stock if the transfer would result in shares of our stock being beneficially owned by fewer than 100 persons; and

•	any person from beneficially owning shares of our stock to the extent such ownership would result in our failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h) of the Code.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limit or any of the other restrictions on ownership and transfer of our stock, and any person who is the intended transferee of shares of our stock that are transferred to a trust for the benefit of one or more charitable beneficiaries described below, must give immediate written notice to us of such an event or, in the case of a proposed or attempted transfer, give at least 15 days’ prior written notice to us and must provide us with such other information as we may request to determine the effect of the transfer on our status as a REIT. The provisions of our amended and restated certificate of incorporation relating to the restrictions on ownership and transfer of our stock will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT, or that compliance is no longer required in order for us to qualify as a REIT.

Any attempted transfer of our stock that, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void. Any attempted transfer of our stock that, if effective, would result in (i) a violation of the ownership limit (or other exempted holder limit established by our amended and restated certificate of incorporation or our board of directors), (ii) our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or our otherwise failing to qualify as a REIT, (iii) any hotel manager, including Hilton Parent, failing to qualify as an “eligible independent contractor” that operates a “qualified lodging facility” (as such terms are defined in Section 856(d)(9)(A) and Section 856(d)(9)(D) of the Code, respectively) on behalf of our TRS lessees, or (iv) our failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h) of the Code will cause the number of shares causing the violation (rounded up to the nearest whole share) to be transferred automatically to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be effective as of the close of business on the business day before the date of the attempted transfer or other event that resulted in a transfer to the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent a violation of the applicable restrictions on ownership and transfer of our stock, then the attempted transfer that, if effective, would have resulted in (i) a violation of the ownership limit (or other limit established by our amended and restated certificate of incorporation or our board of directors), (ii) our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or our otherwise failing to qualify as a REIT, (iii) any hotel manager, including Hilton Parent, failing to qualify as an “eligible independent contractor” that operates a “qualified lodging facility” (as such terms are defined in Section 856(d)(9)(A) and Section 856(d)(9)(D) of the Code, respectively) on behalf of our TRS lessees, or (iv) our failing to qualify as a “domestically controlled qualified investment entity,” will be null and void.

Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of our stock held in the trust and will have no rights to dividends and no rights to vote or other rights attributable to the shares of our stock held in the trust. The trustee of the trust will exercise all voting rights and receive all dividends and other distributions with respect to shares held in the trust for the exclusive benefit of the charitable beneficiary of the trust. Any dividend or other distribution paid before we discover that the shares have been transferred to a trust as described above must be repaid by the recipient to the trustee upon demand. Subject to Delaware law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority to rescind as void any vote cast by a proposed transferee before our discovery that the shares have been transferred to the trust and to recast the vote in the sole discretion of the trustee. However, if we have already taken irreversible corporate action, then the trustee may not rescind or recast the vote.

Within 20 days of receiving notice from us of a transfer of shares to the trust, the trustee must sell the shares to a person that would be permitted to own the shares without violating the ownership limit or the other restrictions on ownership and transfer of our stock in our amended and restated certificate of incorporation. After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the proposed transferee an amount equal to the lesser of:

•

the price paid by the proposed transferee for the shares or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares at market price, which generally will be the last sales price reported on the New York Stock Exchange, the market price on the last trading day before the day of the event that resulted in the transfer of such shares to the trust; and

•	the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares.

The trustee must distribute any remaining funds held by the trust with respect to the shares to the charitable beneficiary. If the shares are sold by the proposed transferee before we discover that they have been transferred to the trust, the shares will be deemed to have been sold on behalf of the trust and the proposed transferee must pay to the trustee, upon demand, the amount, if any, that the proposed transferee received in excess of the amount that the proposed transferee would have received had the shares been sold by the trustee.

Shares of our stock held in the trust will be deemed to be offered for sale to us, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that resulted in the transfer to the trust or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares at market price, the market price on the last trading day before the day of the event that resulted in the transfer of such shares to the trust; and

•	the market price on the date we accept, or our designee accepts, such offer.

We may accept the offer until the trustee has otherwise sold the shares of our stock held in the trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee must distribute the net proceeds of the sale to the proposed transferee and distribute any dividends or other distributions held by the trustee with respect to the shares to the charitable beneficiary.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, must give us written notice stating the person’s name and address, the number of shares of each class and series of our stock that the person beneficially owns and a description of the manner in which the shares are held. Each such owner also must provide us with any additional information that we request to determine the effect, if any, of the person’s beneficial ownership on our status as a REIT and to ensure compliance with the ownership limit. In addition, any person or entity that is a beneficial owner or constructive owner of shares of our stock and any person or entity (including the stockholder of record) who is holding shares of our stock for a beneficial owner or constructive owner must, on request, disclose to us in writing such information as we may request to determine our status as a REIT or to comply, or determine our compliance, with the requirements of any governmental or taxing authority.

If our board of directors authorizes any of our shares to be represented by certificates, the certificates will bear a legend referring to the restrictions described above.

These restrictions on ownership and transfer of our stock could delay, defer or prevent a transaction or a change of control of us that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders.

REIT Qualification

Our amended and restated certificate of incorporation provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if we determine that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws and Certain Provisions of Delaware Law

Restrictions on Ownership and Transfer

The restrictions on ownership and transfer of our stock discussed under the caption “—Restrictions on Ownership and Transfer” prevent any person from acquiring more than 4.9% (in value or by number of shares, whichever is more restrictive) of our outstanding common stock or more than 4.9% (in value or by number of shares, whichever is more restrictive) of any outstanding class or series of our preferred stock without the approval of our board of directors. These provisions may delay, defer or prevent a change in control of us.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock will make it possible for our board of directors to issue preferred stock with super-majority voting, special approval, dividend or other rights or preferences that could impede the success of any attempt to acquire us or otherwise effect a change in control of us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.

We do not have a stockholder rights plan or any series of preferred stock designated in connection with such a plan, and if our board of directors were ever to adopt a stockholder rights plan in the future without prior stockholder approval, our board of directors would either submit the plan to stockholders for ratification or cause the rights plan to expire within one year.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. For any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information specified by our bylaws about the stockholder, its affiliates and any proposed business or nominee for election as a director, including information about the economic interest of the stockholder, its affiliates and any proposed nominee in us. Additionally, vacancies and newly created directorships may be filled only by a vote of a majority of the directors then in office, even though less than a quorum, and not by the stockholders. Our amended and restated bylaws provide for certain procedures with respect to the resignation of any director who does not receive a majority of the votes cast in an uncontested election. Our amended and restated bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of our company.

Our amended and restated certificate of incorporation provides that the board of directors is expressly authorized to make, alter or repeal our bylaws and that our stockholders may only amend our bylaws with the approval of 80 percent or more of all of the outstanding shares of our capital stock entitled to vote.

No Cumulative Voting

The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless the company’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation provides that from and after the date on which Blackstone and its affiliates cease to beneficially own at least 40 percent of the total voting power of all the then outstanding shares of our stock entitled to vote generally in the election of directors, any action required or permitted to be taken by our stockholders may not be effected by consent in writing by stockholders unless such action is recommended by all directors then in office. For so long as Blackstone and its affiliates continue to beneficially own at least 40 percent of the total voting power of all the then outstanding shares of our company entitled to vote generally in the election of directors, Blackstone’s consent is required for any amendment to this provision of our amended and restated certificate of incorporation. Upon the consummation of the Sale, we will amend and restate our charter to remove all provisions referencing Blackstone’s ownership of at least 40 percent of the total voting power of the then outstanding shares of our stock entitled to vote generally in the election of directors because Blackstone will then own less than 40 percent of such shares of our stock. This amended and restated charter will have been approved prior to the spin-off by the board of directors of Park Parent and its sole stockholder, and following the spin-off, no further board, stockholder or other corporate action will be required to approve the amended and restated charter to be adopted in connection with the Sale.

Delaware Anti-Takeover Statute

We have opted out of Section 203 of the DGCL. Section 203 provides that, subject to certain exceptions specified in the law, a publicly held Delaware corporation shall not engage in certain “business combinations” with any “interested stockholder” for a three-year period after the date of the transaction in which the person became an interested stockholder. These provisions generally prohibit or delay the accomplishment of mergers, assets or stock sales or other takeover or change-in-control attempts that are not approved by a company’s board of directors.

However, our amended and restated certificate of incorporation and bylaws provide that in the event Blackstone and its affiliates (or, following the Sale, either Blackstone and its affiliates or HNA) cease to beneficially own at least 5 percent of the then outstanding shares of our common stock, we will automatically become subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3 percent of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15 percent or more of a corporation’s outstanding voting stock.

Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. Accordingly, Section 203 could have an anti-takeover effect with respect to certain transactions our board of directors does not approve in advance. The provisions of Section 203 may encourage companies interested in acquiring our company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. However, Section 203 also could discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of our company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Exclusive Forum

Our amended and restated certificate of incorporation provides that unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of our company, (ii) action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of our company to our company or our company’s stockholders, (iii) action asserting a claim against our company or any director or officer of our company arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws or (iv) action asserting a claim against our company or any director or officer of our company governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of our company shall be deemed to have notice of and consented to the forum provisions in our amended and restated certificate of incorporation.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our amended and restated certificate of incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are our or our subsidiaries’ employees. Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, none of Blackstone or any of its affiliates or any director who is not employed by us (including any non-employee director who serves as one of our officers in both his director and officer capacities) or his or her affiliates will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (ii) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, in the event that Blackstone or any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, himself or herself or its, his or her affiliates or for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. Our amended and restated certificate of incorporation does not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of our company. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our amended and restated certificate of incorporation, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business. Upon the consummation of the Sale, we will amend and restate our charter to contain a similar provision with respect to HNA. This amended and restated charter will have been approved prior to the spin-off by the board of directors of Park Parent and its sole stockholder, and following the spin-off, no further board, stockholder or other corporate action will be required to approve the amended and restated charter to be adopted in connection with the Sale.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages to the corporation or its stockholders for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

Our amended and restated bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in our amended and restated certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Indemnification Agreements

We intend to enter into an indemnification agreement with each of our directors and executive officers as described in “Certain Relationships and Related Person Transactions—Indemnification Agreements.” Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

Transfer Agent and Registrar

We intend for the transfer agent and registrar for our common stock to be Wells Fargo Bank, N.A.

Listing

Following the spin-off, we expect to have our common stock listed on the New York Stock Exchange under the ticker symbol “PK”.